SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              --------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) March 23, 1998



                             800 TRAVEL SYSTEMS, INC
               (Exact Name of Registrant as Specified in Charter)



 Delaware                               1-13271                 59-3343338
 --------                               -------                 ----------
(State or Other Jurisdiction          (Commission              (IRS Employer
 of Incorporation                     File Number)          Identification No.)


4802 Gunn Highway, Tampa, Florida                                 33624
(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, (913) 908-0903

Item 5.  Other Events.

      On March 23, 1998, 800 Travel Systems, Inc. (the "Company") purchased from The Joseph Stevens Group, LLC ("JSG," the sole shareholder of the Joseph Stevens Group, Inc. ("Stevens")), make-whole rights which, under certain circumstances, would have obligated 800 Travel to issue an as-yet undetermined number of shares of its stock to JSG in January 2000 (the "Make-whole Rights").

      In January 1998, simultaneously with the Company's initial public offering, Stevens was merged into the Company and JSG was issued 383,333 shares of the Company's Common Stock, par value $.01 per share. The merger agreement (the "Merger Agreement") set forth the Make-whole Rights which provided that if on January 21, 2000, the value of the 383,333 shares issued to JSG under the Merger Agreement and then held by JSG, together with the fair value of any consideration received for shares no longer held by JSG, was less than $2,571,429, the Company would issue to Stevens such additional shares, based upon the stock's then bid price, as would make up the deficiency.

      In addition to obtaining a release of the Make-whole Rights, as part of the transaction, the Company repurchased 184,615 shares of its Common Stock from JSG, and JSG agreed to refrain from selling its remaining shares of the Company's Common Stock over the counter until January 1, 1999. The total consideration paid for the 184,615 shares of common stock and release of the Make-whole Rights was $558,000.

      As a result of the release of the Make-whole Rights and the redemption of 184,615 shares formerly owned by JSG, the total consideration paid by the Company for Stevens has been reduced from (a) approximately $1,800,000 plus 383,333 shares of Common Stock with a guaranteed value of $2,571,429 to (b) $2,450,000 plus 198,718 shares of Common Stock with no guaranteed value.

      As part of the transaction, the Company assumed certain obligations under Stevens' lease agreements for telephone switching equipment and closed on JSG's right to require the Company to acquire office equipment in the facility formerly operated by Stevens and now maintained by the Company, in California. JSG pledged 100,000 shares of the Company's Common Stock to secure JSG's obligations to indemnify the Company from claims on the switching equipment.


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

Item 7.  Financial Information, Pro Forma Financial Information and Exhibits

(a)   Financial Statements of Businesses Acquired

      Not applicable.

(b)   Pro Forma Financial Information

      Not applicable.

(c)   Exhibits

      10.33 Agreement dated as of March 20, 1998 between The Joseph Stevens Group, LLC and the Company

      10.34 Pledge Agreement dated as of March 22, 1998 among The Joseph Stevens Group, LLC, the Company and Phillips Nizer Benjamin Krim & Balloon LLP




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

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          800 TRAVEL SYSTEMS, INC.
                                                (Registrant)


Date: March 26, 1998                      By: /s/  Mark D. Mastrini
                                             ----------------------
                                                President and
                                                Chief Operating Officer


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